QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 10, 2005, except for Note 5, Note 20 and Note 21 which are as of September 9, 2005, relating to the consolidated financial statements, financial statement schedule, management's assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Molson Coors Brewing Company's Current Report on Form 8-K dated September 9, 2005.

PricewaterhouseCoopers LLP
Denver, Colorado
October 18, 2005

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM